EXHIBIT 23.2

CONSENT OF MILLER AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS






MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
4350 Wadsworth Blvd., Suite 300              TELEPHONE (303) 424-2020
Wheat Ridge, CO 80033                        FACSIMILE (303) 424-2828
                                             E-MAIL: smccollom@millermcollom.com


We hereby consent to the use incorporated by reference in the Registration Statement on Form S-8 filed on or about December 10, 2004 of our report dated October 19, 2004, relating to the financial statements of Shannon International Resources Inc., including in the annual report Form 10-KSB for the fiscal years ended June 30, 2004 and June 30, 2003 and to the reference to Miller and McCollom in the Experts section of the Prospectus contained in the Registration Statement.


/s/ MILLER AND McCOLLOM
-----------------------
    Miller and McCollom


December 10, 2004